Exhibit 99.3

Recruiter.com Group, Inc.

Unaudited Pro Forma Condensed Financial Information

On March 31, 2019 Recruiter.com Group, Inc. (“Recruiter” or the “Company”), formerly Truli Technologies, Inc. (“Truli”), completed the acquisition of Recruiter.com, Inc. Additionally Recruiter completed the acquisition of certain assets and license certain services from Genesys Talent, LLC (Genesys”) on March 31, 2019 in exchange for Recruiter issuing Genesys a new series of its preferred stock. The Pro forma Unaudited Financial Statements have been prepared in order to present consolidated results of operations of Recruiter.com Group, Inc. and Genesys Talent, LLC as if the acquisition had occurred as of January 1, 2018 for the pro forma condensed consolidated statement of income for the year ended December 31, 2018 and for the three months ended March 31, 2019, respectively. The March 31, 2019 balance sheet presented in the Recruiter.com Group, Inc. 10-Q filing for the period ended March 31, 2019 included the balance sheet of Genesys, so a pro forma balance sheet is not being presented.

The consolidated financial statements of Recruiter.com, Inc. include the accounts and results of operations of Truli for the entire 2018 and 2019 periods, since Recruiter.com, Inc. owned a controlling interest in Truli prior to the March 31, 2019 acquisition. Therefore, there is no separate presentation of Truli for 2018 or 2019 in the pro forma information.

The acquisition of Genesys has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price is allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the acquisition, and historical and current market data. The excess of the purchase price over the total of estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. In order to ultimately determine the fair values of tangible and intangible assets acquired and liabilities assumed for Genesys, we may engage a third party independent valuation specialist. During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets or liabilities as of that date. The Company expects the purchase price allocations for the acquisition of Genesys to be completed by March 31, 2020.

The pro forma information has been derived from the historical financial statements of these two companies. The pro forma information is for illustrative purposes only, and is not intended to be indicative of the historical results that would have been achieved had the acquisition occurred in the past or the future financial results that the Company will achieve after the acquisition.

The unaudited pro forma financial information does not purport to represent what the combined results of operations actually would have been if the acquisition of Genesys had occurred on the beginning of the periods presented or what those results will be for any future periods. Additionally the unaudited pro forma financial information has not been adjusted to reflect any matters not directly attributable to implementing the acquisition of Genesys. No adjustment, therefore, has been made for actions which may be taken once the acquisition was completed, such as any of our integration plans related to Genesys. As a result, the actual amounts recorded in the combined financial statements of Recruiter.com Group, Inc. will differ from the amounts reflected in the unaudited pro forma financial statements, and the differences may be material.

The pro forma adjustments do not reflect the amortization of intangible assets acquired, if any, in the acquisition.

Recruiter.com Group, Inc.

Pro Forma Statement of Operations

Three Months Ended March 31, 2019

	Recruiter.com, Inc. Three	Genesys Talent, LLC Three	Pro Forma Adjustments to Reflect The Acquisition of Genesys Talent, LLC		Consolidated Pro Forma Three
	Months Ended March 31,	Months Ended March 31,	As Of January 1, 2018		Months Ended March 31,
	2019	2019	Dr	Cr	2019

Revenue	163,302	$1,368,248			1,531,550
Cost of revenue	-	1,156,672			1,156,672

Gross profit	163,302	211,576			374,878

Operating expenses:
Sales and marketing	-	25,946			25,946
Product development	-	91,692			91,692
General and administrative	469,682	763,923			1,233,605

Total operating expenses	469,682	881,561			1,351,243

Loss from operations	(306,380)	(669,985)			(976,365)

Other income (expenses):
Interest expense	(67,025)	-			(67,025)
Unrealized loss on marketable securities	(8,917)	-			(8,917)
Realized loss on marketable securities, net	-	-			-
Total other income (expenses)	(75,942)	-			(75,942)

Loss from operations before income taxes	(382,322)	(669,985)			(1,052,307)
Provision for income taxes	-	-			-
Net loss	(382,322)	(669,985)			(1,052,307)
Net loss attributable to the noncontrolling interest	-	-			-
	(382,322)	(669,985)			(1,052,307)
Preferred stock dividend	-	-			-
Net loss attributable to Recruiter.com, Inc. common shareholders	$(382,322)	$(669,985)			$(1,052,307)

Net loss per common share – basic and diluted	$-	$-			$-

Weighted average common shares – basic and diluted	-	-			-

Recruiter.com Group, Inc.

Pro Forma Statement of Operations

Year ended December 31, 2018

			Pro Forma Adjustments to Reflect
	Recruiter.com, Inc.	Genesys Talent, LLC	The Acquisition of Genesys Talent, LLC		Consolidated Pro Forma
	Year Ended	Year Ended	As Of January 1, 2018		Year Ended
	December 31, 2018	December 31, 2018	Dr	Cr	December 31, 2018

Revenue	828,920	$7,607,354			8,436,274
Cost of revenue	-	6,408,172			6,408,172

Gross profit	828,920	1,199,182			2,028,102

Operating expenses:
Sales and marketing	-	127,310			127,310
Product development	-	719,541			719,541
General and administrative	2,051,972	3,639,629			5,691,601

Total operating expenses	2,051,972	4,486,480			6,538,452

Loss from operations	(1,223,052)	(3,287,298)			(4,510,350)

Other income (expenses):
Interest expense	(143,627)	-			(143,627)
Unrealized loss on marketable securities	(99,416)	-			(99,416)
Realized loss on marketable securities, net	(1,792)	-			(1,792)
Total other income (expenses)	(244,835)	-			(244,835)

Loss from operations before income taxes	(1,467,887)	(3,287,298)			(4,755,185)
Provision for income taxes	-	-			-
Net loss	(1,467,887)	(3,287,298)			(4,755,185)
Net loss attributable to the noncontrolling interest	(65,070)	-			(65,070)
	(1,402,817)	(3,287,298)			(4,690,115)
Preferred stock dividend	(856,472)	-			(856,472)
Net loss attributable to Recruiter.com, Inc. common shareholders	$(2,259,289)	$(3,287,298)			$(5,546,587)

Net loss per common share – basic and diluted	$-	$-			$-

Weighted average common shares – basic and diluted	-	-			-

Recruiter.com Group, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Information

Basis of Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of Recruiter and Genesys. The unaudited pro forma condensed combined financial information is presented as if the transactions had been completed on January 1, 2018 with respect to the unaudited pro forma condensed consolidated statements of operations for each of the three months ended March 31, 2019 and for the year ended December 31, 2018.

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and is not necessarily indicative of the consolidated results of operations had the transactions occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the Transactions.

We have accounted for the acquisition in this unaudited pro forma condensed consolidated financial information using the acquisition method of accounting, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we used our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date.

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